Exhibit 5.1

February 21, 2020 O-I Glass, Inc. One Michael Owens Way Perrysburg, Ohio 43551-2999 Attention: MaryBeth Wilkinson	555 Eleventh Street, N.W., Suite 1000
Washington, D.C. 20004-1304
Tel: +1.202.637.2200 Fax: +1.202.637.2201
www.lw.com

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Re:	Registration Statement on Form S-8; 6,000,000 shares of common stock, $0.01 par value per share

Ladies and Gentlemen:

We have acted as special counsel to O-I Glass, Inc., a Delaware corporation (the “Company”), the successor issuer to Owens-Illinois, Inc., a Delaware corporation (“O-I”), in connection with the proposed issuance of up to 6,000,000 shares of common stock, $0.01 par value per share (the “Shares”). The Shares are issuable under the (i) the Amended and Restated 1997 Equity Participation Plan of Owens-Illinois, Inc., (ii) the Second Amended and Restated Owens-Illinois, Inc. 2005 Incentive Award Plan, (iii) the Owens-Illinois, Inc. Amended and Restated 2017 Incentive Award Plan, (iv) the Seventh Amended and Restated Owens-Illinois, Inc. Long-Term Savings Plan and (v) the Eighth Amended and Restated Owens-Illinois, Inc. Stock Purchase and Savings Program (each a “Plan” and together, the “Plans”), pursuant to a registration statement on Form S-8 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 21, 2020 (the “Registration Statement”).  This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters.  We are opining herein as to the General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the recipient and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by a Plan, assuming in each case that the individual grants or awards under such Plan are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance with the requirements of law and such Plan (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable.  In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

February 21, 2020

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.  We consent to your filing this opinion as an exhibit to the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP